As filed with the Securities and Exchange Commission on December 13, 2000

Registration No. 333-64391

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

POST-EFFECTIVE AMENDMENT NO. 8
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________

INLAND RETAIL REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in governing instruments)
_______________________________

2901 Butterfield Road
Oak Brook, Illinois 60523
(630)218-8000

(Address, including zip code, and telephone number, including area code, of principal executive offices)
_______________________________

Robert H. Baum, Esq.
Vice Chairman, Executive Vice President and General Counsel
The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(630)218-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

With a copy to:
David J. Kaufman, Esq.
Katten Muchin Zavis
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661-3693

This Post-Effective Amendment No. 8 consists of the following:

1. Sticker Supplement No. 18 dated December 13, 2000 to the Registrant's Prospectus dated February 11, 1999, included herewith, which will be affixed to the bottom five inches of the cover page of the Registrant's Prospectus so that it will not in any way cover the bullet point risk factors on the cover page.

2. Supplement No. 18 dated December 13, 2000 to the Registrant's Prospectus dated February 11, 1999, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 11, 1999.

3. The Registrant's final form of Prospectus dated February 11, 1999, previously filed pursuant to Rule 424(b)(1) on February 16, 1999, and refiled herewith.

4. Part II, included herewith.

5. Signatures, included herewith.

   This Sticker Supplement No. 18 dated December 13, 2000, to our Prospectus dated February 11, 1999, summarizes Supplement No. 18 which updates information in the "Prospectus Summary," "Plan of Distribution," "Principal Stockholders," "Conflicts of Interest," "Federal Income Tax Considerations," "Legal Matters" and "Glossary" sections of our Prospectus. Supplement No. 18 expands upon, supplements, modifies or supersedes certain information contained in the Prospectus and its Supplements No. 17 dated November 30, 2000 and No. 16 dated November 2, 2000 (which superseded Supplement No. 15 dated September 5, 2000 and Supplement No. 14 dated August 2, 2000 (which superseded Supplements Nos. 1 through 13 dated May 10, June 10, July 8, August 2, September 15, October 6 and November 2, 1999 and January 10, February 2, February 22, March 10, May 2 and July 26, 2000, respectively)). Any word that is capitalized in this Sticker Supplement but not defined has the same meaning as in our Prospectus.

Plan of Distribution

   As of December 8, 2000, we had sold 12,105,529 shares resulting in gross proceeds of $120,638,342. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of December 8, 2000, we have incurred $10,037,865 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $110,490,756 of net proceeds from the sale of those 12,105,529 shares. An additional 253,680 shares have been sold pursuant to our Distribution Reinvestment Program as of December 8, 2000, for which we have received additional net proceeds of $2,409,957. As of December 8, 2000, we had purchased 50,418 shares through our Share Repurchase Program resulting in disbursements totaling $456,283. As a result, our gross offering proceeds total approximately $112,440,000 as of December 8, 2000, including amounts raised through our Distribution Reinvestment Program, net of shares repurchased through our Share Repurchase Program. We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the nine months ended September 30, 2000 and for the period ending December 31, 1999, we have incurred and paid property management fees of $670,916 and $225,665, respectively. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. For the nine months ended September 30, 2000, we had incurred $90,000 of such fees, which we have since paid in full. As of the end of our last fiscal year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,046,722 are included in the purchase prices we have paid for all our properties purchased through December 8, 2000. As of December 8, 2000, we have invested approximately $84,559,000 in properties that we purchased for an aggregate purchase price of approximately $191,047,000. After expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of December 8, 2000, we had net offering proceeds of approximately $22,856,000available for investment in additional properties.

SUPPLEMENT NO. 18
DATED DECEMBER 13, 2000
TO THE PROSPECTUS DATED FEBRUARY 11, 1999
OF INLAND RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 18 to update our Prospectus and its Supplements and inform you that we have new legal counsel. As of November 29, 2000, Katten Muchin Zavis has replaced Wildman, Harrold, Allen & Dixon as our legal counsel. We are amending our Prospectus in several places because of this change.

This Supplement No. 18 dated December 13, 2000 to our Prospectus dated February 11, 1999 changes the "Prospectus Summary," "Plan of Distribution," "Principal Stockholders," "Conflicts of Interest," "Federal Income Tax Considerations," "Legal Matters," and "Glossary" sections of our Prospectus. Supplement No. 18 expands upon, supplements, modifies or supersedes certain information contained in the Prospectus and its Supplements No. 17 dated November 30, 2000 and No. 16 dated November 2, 2000 (which superseded Supplement No. 15 dated September 5, 2000 and Supplement No. 14 dated August 2, 2000 (which superseded Supplements Nos. 1 through 13 dated May 10, June 10, July 8, August 2, September 15, October 6 and November 2, 1999 and January 10, February 2, February 22, March 10, May 2 and July 26, 2000, respectively)). Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

Prospectus Summary- Summary Risk Factors - Tax Risks

The discussion under this caption on page 5 of the Prospectus is replaced by the following:

Tax Risks

Your investment has various federal income tax risks. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the Prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We intend to qualify as a REIT under the Internal Revenue Code which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

You may have tax liability on distributions you elect to reinvest in common stock. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

The opinion of Katten Muchin Zavis regarding our status as a REIT does not guarantee our ability to remain a REIT. Our legal counsel, Katten Muchin Zavis, has rendered its opinion that we qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. The opinion has been filed as an exhibit to the registration statement of which this Prospectus is a part. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Katten Muchin Zavis will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Katten Muchin Zavis' legal judgment based on the law in effect as of December 13, 2000, and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If the Operating Partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status. See "Federal Income Tax Considerations-Tax Aspects of Investments in Partnerships."

Even REITs are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects of the offering will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

Conflicts of Interest

On page 44 of the Prospectus paragraph 8 is replaced with the following paragraph:

8. We have the same legal counsel as our advisor. Katten Muchin Zavis serves as our general legal counsel, as well as counsel to our advisor. The interests of our advisor may become adverse to ours in the future. Under the legal ethics rules, Katten Muchin Zavis may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained to assure adequate protection of our interests.

Plan of Distribution

The following new subsection is inserted at the end of this section on page 185 of our Prospectus, supplements the subsection of the same title on page 53 of our Supplement No. 16 and supplements the subsection of the same title on page 3 of our Supplement No. 17:

Update

As of December 8, 2000, we had sold 12,105,529 shares resulting in gross proceeds of $120,638,342. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of December 8, 2000, we have incurred $10,037,865 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $110,490,756 of net proceeds from the sale of those 12,105,529 shares. An additional 253,680 shares have been sold pursuant to our Distribution Reinvestment Program as of December 8, 2000, for which we have received additional net proceeds of $2,409,957. As of December 8, 2000, we had purchased 50,418 shares through our Share Repurchase Program resulting in disbursements totaling $456,283. As a result, our gross offering proceeds total approximately $112,440,000 as of December 8, 2000, including amounts raised through our Distribution Reinvestment Program, net of shares repurchased through our Share Repurchase Program. We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the nine months ended September 30, 2000 and for the period ending December 31, 1999, we have incurred and paid property management fees of $670,916 and $225,665, respectively. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. For the nine months ended September 30, 2000, we had incurred $90,000 of such fees, which we have since paid in full. As of the end of our last fiscal year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,046,722 are included in the purchase prices we have paid for all our properties purchased through December 8, 2000. As of December 8, 2000, we have invested approximately $84,559,000 in properties that we purchased for an aggregate purchase price of approximately $191,047,000. After expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of December 8, 2000, we had net offering proceeds of approximately $22,856,000available for investment in additional properties.

Principal Stockholders

The following is added to the current text under this section on page 92 of our Prospectus, supplements this section on page 53 of our Supplement No. 16 and replaces the paragraph under this section on page 4 of our Supplement No. 17:

On November 21, 2000, Inland Real Estate Investment Corporation, our Sponsor, purchased 331,491.713 shares for $3,314,917.13.

Federal Income Tax Considerations

The discussion under this caption beginning on page 154 is replaced by the following:

Beginning with the calendar year ended December 31, 1999, we elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws to maintain REIT status, the federal income tax consequences to maintaining REIT status and all material federal income tax consequences to you. Katten Muchin Zavis has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "-Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Katten Muchin Zavis is of the opinion, assuming that the actions described in this section are completed on a timely basis, we timely filed the requisite elections, and we are successful in satisfying all the REIT qualification requirements described in this Prospectus, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 1999, and our current and proposed method of operation (as described in this Prospectus) will enable us to continue to satisfy the applicable requirements under federal income tax laws. Additionally, Katten Muchin Zavis is of the opinion that distributions to a stockholder that is a tax-exempt entity will not constitute unrelated business taxable income under current law, unless the stockholder has financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Internal Revenue Code), or if certain tax-exempt trusts own more than 10% of the common shares and the company is a "pension-held REIT" (as discussed below). This opinion has been filed as an exhibit to the registration statement of which this Prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Katten Muchin Zavis by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Katten Muchin Zavis has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Katten Muchin Zavis' legal judgment and is not binding on the Internal Revenue Service or the courts.

Taxation

General. We use the term REIT Taxable Income which means the taxable income as computed for a corporation which is not a REIT:

without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

excluding amounts equal to:

the net income from foreclosure property; and

the net income derived from prohibited transactions;

deducting amounts equal to:

any net loss derived from prohibited transactions; and

the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and

without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to our stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a 100% federal income tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, if we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any nonqualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

If we acquire any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation's basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

REIT qualification tests. The Internal Revenue Code defines a REIT as a corporation, trust or association:

that is managed by one or more trustees or directors;

the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

that would be taxable as a domestic corporation but for its status as a REIT;

that is neither a financial institution nor an insurance company;

the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or some entities; and

that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary (and, for taxable years beginning after December 31, 2000, a taxable REIT subsidiary). The qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. If a qualified REIT subsidiary ceases to meet the requirements for its qualification as such, the qualified REIT subsidiary is deemed to have liquidated, and is treated as a new corporation that acquired all of its assets from us in exchange for its stock. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under "Asset Tests - 25% Asset Test" below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the asset and income tests, we will be deemed to own and earn (based on our capital interest) an undivided interest in each asset and a share of each item of gross income, of the operating partnership.

We, in satisfying the general tests described above, must meet, among others, the following requirements:

• Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. Also, we will not be deemed to violate this rule if we maintain records that disclose the actual ownership of our outstanding common stock, and if we demand written statements each year from the holders of 5% or more of our common stock and the disclosed beneficial owners thereof, and if, by exercising reasonable diligence, we do not know nor would have known that we did not satisfy this requirement. We intend to issue sufficient common shares pursuant to the offering so that we will satisfy all of these shareholder requirements. In addition, our charter contains provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our charter to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and other information. See "Description of Securities - Restrictions on ownership and transfer."

• Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

• 75% Asset Test. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

We currently own and intend to continue to own interests in real properties, and our purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Internal Revenue Code. If we rent any personal property to any tenant, no more than 15% of the total rent received by us under such lease will be attributable to such personal property. We will maintain depreciation schedules which corroborate these representations. For purposes of this rule, rent attributable to personal property is that amount which bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property at the beginning and end of the taxable year bears to the average of the total adjusted bases of the personal and real property at the beginning and end of the year. For taxable years beginning after December 31, 2000, this rule is applied by measuring the fair market values of the real and personal properties, rather than measuring their adjusted bases. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

• 25% Asset Test. The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote of any one issuer. Additionally, for taxable years beginning after December 31, 2000, such securities may not exceed 10% of the total value of the outstanding securities of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership's assets.

Two modifications apply to the 25% Asset Test for "qualified REIT subsidiaries" or "taxable REIT subsidiaries." As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries.

Additionally, for taxable years beginning after December 31, 2000, a REIT may own the stock of a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as such. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

As of the date hereof, we do not own any stock or securities of any other company, and will not acquire securities that would cause us to violate these asset limitation tests.

• Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

• The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

• Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (unless the tenant is a taxable REIT subsidiary leasing a property at least 90% of which is leased to tenants other than taxable REIT subsidiaries).

• The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

• Generally rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

• Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Katten Muchin Zavis, are not usually or customarily rendered in connection with the rental of space.

In this connection, we will endeavor to assure that, to maintain our qualification as a REIT:

    the leases on the properties we summarize in this Prospectus represent the only arrangements between us and the tenants with regard to the rental of the properties or any portion thereof;
    we have not and will not directly or indirectly own 10% or more of any tenant that leases space in the properties, and no person who owns more than 10% of our common stock will own, directly or indirectly, 10% or more of any tenant that leases space in the properties;
    the portion of any payments received in any lease that are attributable to personal property will constitute less than 15% of the total rent received under such lease and the depreciation schedules maintained for each property corroborate this representation;
    we have not and will not charge rent that is based on the income of the profits of any person, in that the percentage rent clauses, if any, in our current and future leases are not intended to provide us with a prohibited share of income or profits of the tenant;
    in the case of any lease providing for rents based on a fixed percentage of receipts, no percentage will be fixed at the time the lease is entered into, the provisions will be consistent with normal business practices, and the arrangement will not be intended to provide us with a prohibited share of income or profits; and
    services received by tenants in connection with their leases of the properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents from real property.

• The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax on the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

Should the potential amount of non-qualifying income in the future create a risk as to our qualification as a REIT, we intend to take action to avoid not qualifying as a REIT. However, there can be no assurance that action would be successful in maintaining our status as a REIT. In addition, such action could reduce the amount of cash available for distributions to our stockholders.

• Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 95% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) (90% for taxable years beginning after December 31, 2000); and (b) 95% of the net income (after tax) from foreclosure property (90% for taxable years beginning after December 31, 2000); less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period. Any distribution that is not pro rata within a class of our stock or which is not consistent with the rights to distributions between classes of stock is not taken into consideration for purposes of satisfying these distribution tests, and is not deductible by us in computing our annual taxable income.

If we do not distribute all of our net capital gain or distribute at least 95% (90% for taxable years beginning after December 31, 2000), but less than 100%, of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to qualify. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

is a real estate asset under the 75% Asset Test;

has been held for at least four years;

has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

in some cases, was held for production of rental income for at least four years;

when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

in some cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might have must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of transactions.

Tax Aspects of Investments in Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, we believe that the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, we believe that the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax purposes. We believe that the interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends. If this occurred, it may cause us to violate the percentage ownership requirements described under the 25% Asset Test above relating to our ownership of stock or securities of another entity. This may therefore cause us to fail to qualify as a REIT.

Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. Some limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the redemption rights associated with the limited partnership common units of the operating partnership will not conform in all respects with the redemption rights in the foregoing example. Moreover, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, there can be no assurance that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income taxation of the partnerships and their partners. In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

A partner's adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner's adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner's adjusted basis in the units.

The initial basis of units in the operating partnership is equal to: (1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner's liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner's units.

A partner's initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner's distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner's distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner's share of the partnership's liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations.

The net profits of the operating partnership will be allocated among the partners in the following order and priority. First, net profits are allocated to the holders of limited partnership preferred units, if any, until the amount of net profits allocated to each holder for the current and all prior taxable years equals the preferred return distributed to the holder for the current and all prior taxable years. Second, net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) until the amount of net profits allocated to each holder for the current and all prior taxable years equals the cumulative amount distributed to the holder for the current and all prior taxable years (other than distributions attributable to a preferred return). Third, net profits are allocated to the holders of the limited partnership preferred units, if any, until the amount of net profits equals the amount of any accrued but unpaid preferred return for the current and all prior taxable years for which net profits have not been previously allocated. Fourth, any remaining amounts of net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of units owned by each holder.

Any net loss of the operating partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to us as the general partner.

In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor's basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor's basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates who hold shares either directly or through a pass-through entity may be subject to tax on the disposition of such assets at a rate of 25% rather than at the normal 20% capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership's activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Tax Consequences of Disposition of Units. If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder's adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

Tax Consequences of Exercise of Conversion Rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to convert their units into shares of common stock, subject to our right to acquire the units for cash rather than for shares. The conversion of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

Tax consequences of exercise of redemption rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to demand that their units be redeemed by the operating partnership. Upon exercise of this right, we will have the option of acquiring the units either for shares or for cash in lieu of having the operating partnership redeem the units. Exercise of the redemption right is a taxable transaction in which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by the operating partnership (or by us if we exercise our right to acquire the units for cash or shares). If we acquire the units for cash or shares, our adjusted basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring additional units.

A redemption of units by the operating partnership using funds contributed by us may be recharacterized by the Internal Revenue Service as a sale of such units to us with the tax consequences to us. Further, under some circumstances, if the operating partnership redeems the units for cash, the original transfer of a property to the operating partnership may be recharacterized as a disguised sale of the property by the unit holders that were its original owners. The unit holder would not be entitled to recognize loss on the transaction unless there was a complete redemption of all the holder's units and the holder did not receive any property other than cash, unrealized receivables or inventory. Recharacterization as a disguised sale could have a number of additional tax consequences. First, items of income, gain, loss and deduction might have to be reallocated among the partners, including us. Second, the operating partnership's adjusted basis in the properties would have to be recalculated, which could have the effect of increasing or decreasing the operating partnership's depreciation deductions. Third, the transaction could be subject to the installment sale and original issue discount rules which could affect the amount and timing of our deductions. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Termination of the operating partnership. The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership's total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of redemption or conversion rights) that would cause such a termination.

The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a "bunching" of income if the operating partnership's taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Federal Income Taxation of Stockholders

Taxation of taxable domestic stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "- Taxation of Foreign Stockholders" in this section.

Taxation of tax-exempt stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of foreign stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax at a 30% rate or such lesser rate as may be provided for in an applicable tax treaty. We would collect the tax by withholding from the foreign stockholder's distributions. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in our common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We would collect the tax by withholding from the foreign stockholder's distributions, generally at a 35% rate. In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders. Solely for purposes of these withholding requirements, we will be deemed to have designated the largest portion of distributions that could be designated as a capital gain dividend under the Internal Revenue Code, regardless of the amount actually designated as such by us.

Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.

In October 1997, Treasury regulations were issued that alter the information reporting and withholding rules applicable to distributions paid to a foreign stockholder. These Treasury regulations generally apply to distributions paid after December 31, 1999. Among other things, the 1997 Treasury regulations provide presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The 1997 Treasury regulations generally require a foreign stockholder to provide us with federal Form W-8 referred to as a Certificate of Foreign Status, Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on such gain.

The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding at a rate of 31% unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under the 1997 Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Other Tax Considerations

Distribution reinvestment program. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "- Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and local taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Legislative proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this Prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

Legal Matters

The discussion under this caption beginning on page 189 of the Prospectus is replaced with the following:

Katten Muchin Zavis, Chicago, Illinois has passed upon the legal matters in connection with our status as a REIT for federal income tax purposes. Katten Muchin Zavis does not purport to represent our stockholders or potential investors, who should consult their own legal counsel. Katten Muchin Zavis also provides legal services to our advisor and its affiliates. Brown & Wood LLP, Washington, D.C., has passed upon the legality of the shares offered by this Prospectus.

Katten Muchin Zavis has reviewed the statements in the section in the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the Prospectus titled "ERISA Considerations."

Glossary

The definition of "Counsel" on page 193 of the Prospectus is replaced with the following:

"Counsel" means the Chicago, Illinois law firm of Katten Muchin Zavis.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Note: Any word that is capitalized in this Part II but not defined has the same meaning as in our Prospectus.

Item 31. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$165,790
NASD Filing Fee	30,500
Printing and Mailing Expenses	925,595
Blue Sky Fees and Expenses	116,948
Legal Fees and Expenses	793,300
Accounting Fees and Expenses	159,773
Advertising and Sales Literature	302,983
Due Diligence	1,144,286
Miscellaneous	2,022,207

Total	$5,661,382*

* through November 30, 2000

Item 32. Sales to Special Parties.

Due to lower administrative costs, and in connection with the performance of services, our employees, Directors and associates, associates of our affiliates, Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland Securities Corporation (the "Dealer Manager") or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of 5%. Independent Directors initially will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to our Distribution Reinvestment Plan (the "DRP") for 95% of the Market Price or initially for $9.50 per Share. Subscribers to Shares which receive volume discounts will pay reduced selling commissions. See "Compensation Table-Nonsubordinated Payments-For and in Connection With the Offering," "Management-Independent Director Stock Option Plan," and "Plan of Distribution-Volume Discounts" and "-Other Discounts."

Item 33. Recent Sales of Unregistered Securities.

In September 1998, the Advisor purchased from us 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such Shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers.

Article XV of our Articles provides as follows:

Section 3. Indemnification

a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable.

We have entered into separate indemnification agreements with each of our Directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by our Directors and officers seeking to enforce their rights under the indemnification agreements and cover our Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Articles and Bylaws, as a contract, it cannot be unilaterally modified by our Board or by our Stockholders to eliminate the rights it provides.

Item 35. Treatment of Proceeds from Stock Being Registered.

Inapplicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements

The following financial statements were previously filed prior to the initial effectiveness of this Registration Statement on February 11, 1999:

Independent Auditors' Report-Relating to the Company's Consolidated Balance Sheet Consolidated Balance Sheet at September 18, 1998 and Notes thereto

Independent Auditors' Report-Relating to Lake Olympia Square

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Lake Olympia Square and Notes thereto

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Olympia Square and Notes thereto

Independent Auditors' Report-Relating to Lake Walden Square.

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Lake Walden Square and Notes thereto

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Walden Square and Notes thereto

Independent Auditors' Report-Relating to Merchants Square Shopping Center.

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Merchants Square Shopping Center and Notes thereto

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Merchants Square Shopping Center and Notes thereto

Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1998 and Notes thereto

Pro Forma Statement of Operations (unaudited) for the nine months ended September 30, 1998 and Notes thereto

Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997 of and Notes thereto

The following financial statements are filed as part of Post-Effective Amendment No. 1 and are included in Supplement No. 4:

Inland Retail Real Estate Trust, Inc.:

Consolidated Balance Sheet (unaudited) at March 31, 1999

Notes to Consolidated Financial Statements (unaudited) at March 31, 1999.

Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 1999.

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 1999.

Pro Forma Consolidated Statement of Operations (unaudited) of the Company for the three months ended March 31, 1999

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 1999.

Pro Forma Consolidated Statement of Operations (unaudited) of the Company for the year ended December 31, 1998.

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1998

Lake Walden Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999.

Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999

Merchants Square Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999

Town Center Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Boynton Commons Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999

The following financial statements are filed as part of Post-Effective Amendment No. 2 and are included in Supplement No. 7:

Inland Retail Real Estate Trust, Inc.:

Consolidated Financial Statements (unaudited) at June 30, 1999

Notes to Consolidated Financial Statements (unaudited) at June 30, 1999.

Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1999.

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1999.

Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 1999

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 1999.

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1998.

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1998

Lake Walden Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

Merchants Square Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

Town Center Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

Boynton Commons Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

Lake Olympia Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

Bridgewater Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999.

Bartow Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

Countryside Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998.

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999.

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

The following financial statements are filed as part of Post-Effective Amendment No. 3 and are included in Supplement No. 9:

Inland Retail Real Estate Trust, Inc.:

Consolidated Financial Statements (unaudited) at September 30, 1999

Notes to Consolidated Financial Statements (unaudited) at September 30, 1999

Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1999

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1999

Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 1999

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 1999

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1998

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1998

Lake Walden Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Merchants Square Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Town Center Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Boynton Commons Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Lake Olympia Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Bridgewater Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Bartow Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Countryside Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Casselberry Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

The following financial statements are filed as part of Post-Effective Amendment No. 4 and are included in Supplement No. 12:

Inland Retail Real Estate Trust, Inc.:

Independent Auditors' Report

Consolidated Financial Statements at and for the year ended December 31, 1999

Notes to Consolidated Financial Statements at and for the year ended December 31, 1999

Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 1999

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 1999

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999

Lake Walden Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Merchants Square Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Town Center Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Boynton Commons Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Lake Olympia Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Bridgewater Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Bartow Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Countryside Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Casselberry Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Conway Plaza:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Pleasant Hill Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

The following financial statements are filed as part of Post Effective Amendment No. 6 and are included in Supplement No. 14

Inland Retail Real Estate Trust, Inc.:

Consolidated Financial Statements (unaudited) at and for the three months ended March 31, 2000

Notes to Consolidated Financial Statements (unaudited) at March 31, 2000

Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2000

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2000

Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2000

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2000

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999.

Lake Walden Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Merchants Square Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Town Center Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Boynton Commons Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Lake Olympia Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Bridgewater Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Bartow Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Countryside Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Casselberry Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Conway Plaza:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 2000

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 2000

Pleasant Hill Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 2000

Notes to the Historical Summary of Gross Income and Direct Operating Expenses(unaudited) for the three months ended March 31, 2000

Gateway Market Center

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 2000

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 2000

The following financial statements are filed as part of Post Effective Amendment No. 7 and are included in Supplement No. 16

Inland Retail Real Estate Trust, Inc.:

Consolidated Financial Statements (unaudited) at and for the six months ended June 30, 2000

Notes to Consolidated Financial Statements (unaudited) at June 30, 2000

Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2000

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2000

Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2000

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2000

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999

Lake Walden Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Merchants Square Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Town Center Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

Boynton Commons Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Lake Olympia Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Bridgewater Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

Bartow Marketplace:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Countryside Shopping Center:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Casselberry Commons:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1998

Conway Plaza:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 2000

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 2000

Pleasant Hill Square:

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 2000

Notes to the Historical Summary of Gross Income and Direct Operating Expenses(unaudited) for the six months ended June 30, 2000

Gateway Market Center

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 2000

Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 2000

(b) Exhibits

(i) The following documents are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (3)
1.1(a)	Form of Amendment to the Dealer Management Agreement. (9)
1.1(b)	Form of Second Amendment to the Dealer Management Agreement. (10)
1.2	Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the Soliciting Dealers. (2)
1.3	Form of Warrant Purchase Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (2)
3.1	Second Articles of Amendment and Restated Charter of Inland Retail Real Estate Trust, Inc. (4)
3.2	Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. (3)
4.1	Form of Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (2)
4.1(a)	Form of First Amendment to Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (11)
4.2	Specimen Certificate for the Shares. (1)
5	Form of Opinion of Brown & Wood LLP as to the legality of the Shares being registered. (4)
8	Opinion of Katten Muchin Zavis as to tax matters.
10.1	Form of Escrow Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Securities Corporation and LaSalle National Bank, N.A. (4)
10.2	Form of Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. (1)
10.3

Form of Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property Management Corp. (1)

10.3(a)	Form of First Amendment to Master Management Agreement. (11)
10.4

Form of Property Acquisition Service Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc. (1)

10.5	Form of the Company's Independent Director Stock Option Plan. (2)
10.5(a)	Form of Option Agreement for initial grant of options. (9)
10.5(b)	Form of Option Agreement for subsequent annual grant of options. (10)
10.6	Form of Indemnification Agreement by and between Inland Retail Real Estate Trust, Inc. and its directors and executive officers. (4)
10.7

Form of Agreement dated March, 1999 between Inland Retail Real Estate Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (6)

23.1	Consent of KPMG LLP dated February 10, 1999. (5)
23.1(a)	Consent of KPMG LLP dated August 2, 1999. (6)
23.1(b)	Consent of KPMG LLP dated November 2, 1999. (7)
23.1(c)	Consent of KPMG LLP dated February 2, 2000. (8)
23.1(d)	Consent of KPMG LLP dated May 2, 2000. (9)
23.1(e)	Consent of KPMG LLP dated August 2, 2000. (10)
23.1(f)	Consent of KPMG LLP dated November 2, 2000. (11)
23.1(g)	Consent of KPMG LLP dated December 12, 2000.
23.2	Consent of Brown & Wood LLP dated February 10, 1999. (5)
23.3	Consent of Katten Muchin Zavis (included in Exhibit 8).
24	Power of Attorney (included on signature page to the Registration Statement).
(1)	Previously filed with the initial filing of this Registration Statement on September 28, 1998.
(2)	Previously filed with Amendment No. 1 to this Registration Statement on January 7, 1999.
(3)	Previously filed with Amendment No. 2 to this Registration Statement on January 28, 1999.
(4)	Previously filed with Amendment No. 3 to this Registration Statement on February 9, 1999.
(5)	Previously filed with Amendment No. 4 to this Registration Statement on February 10, 1999
(6)	Previously filed with Post-Effective Amendment No. 1 to this Registration Statement on August 2, 1999.
(7)	Previously filed with Post-Effective Amendment No. 2 to this Registration Statement on November 2, 1999.
(8)	Previously filed with Post-Effective Amendment No. 3 to this Registration Statement on February 2, 2000.
(9)	Previously filed with Post-Effective Amendment No. 4 to this Registration Statement on May 2, 2000.
(10)	Previously filed with Post-Effective Amendment No. 6 to this Registration Statement on August 2, 2000.
(11)	Previously filed with Post-Effective Amendment No. 7 to this Registration Statement on November 30, 2000.

Item 37. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended. The Registrant undertakes to include, in filings containing financial statements of the Company, separate audited financial statements for any Creditworthy Tenant that leases a Property owned by the Company on a Triple-Net Lease Basis if the cost of that Property to the Company represents 20% or more of the Gross Proceeds of the Offering.

F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 12th day of December, 2000.

  INLAND RETAIL REAL ESTATE TRUST, INC.

  By: /s/ Robert D. Parks

  Title: Chairman, Chief Executive Officer and Director

  POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberta S. Matlin and Scott W. Wilton and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-and post-effective amendments to this Registration Statement, and to file with the same all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Robert D. Parks	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2000
Robert D. Parks

/s/ Barry L. Lazarus	President, Chief Operating Officer, Treasurer and Chief Financial Officer and Director (Principal Accounting and Financial Officer)	December 13, 2000
Barry L. Lazarus

/s/ Daniel K. Deighan	Director	December 13, 2000
Daniel K. Deighan

/s/ Kenneth E. Masick	Director	December 13, 2000
Kenneth E. Masick

/s/ Michael S. Rosenthal	Director	December 13, 2000
Michael S. Rosenthal

  EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (3)
1.1(a)	Form of Amendment to the Dealer Management Agreement. (9)
1.1(b)	Form of Second Amendment to the Dealer Management Agreement. (10)
1.2	Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the Soliciting Dealers. (2)
1.3	Form of Warrant Purchase Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (2)
3.1	Second Articles of Amendment and Restated Charter of Inland Retail Real Estate Trust, Inc. (4)
3.2	Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. (3)
4.1	Form of Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (2)
4.1(a)	Form of First Amendment to Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (11)
4.2	Specimen Certificate for the Shares. (1)
5	Form of Opinion of Brown & Wood LLP as to the legality of the Shares being registered. (4)
8	Opinion of Katten Muchin Zavis as to tax matters.
10.1	Form of Escrow Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Securities Corporation and LaSalle National Bank, N.A. (4)
10.2	Form of Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. (1)
10.3

  Form of Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property Management Corp. (1)

10.3(a)	Form of First Amendment to Master Management Agreement. (11)
10.4

  Form of Property Acquisition Service Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc. (1)

10.5	Form of the Company's Independent Director Stock Option Plan. (2)
10.5(a)	Form of Option Agreement for initial grant of options. (9)
10.5(b)	Form of Option Agreement for subsequent annual grant of options. (10)
10.6	Form of Indemnification Agreement by and between Inland Retail Real Estate Trust, Inc. and its directors and executive officers. (4)
10.7

  Form of Agreement dated March, 1999 between Inland Retail Real Estate Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (6)

23.1	Consent of KPMG LLP dated February 10, 1999. (5)
23.1(a)	Consent of KPMG LLP dated August 2, 1999. (6)
23.1(b)	Consent of KPMG LLP dated November 2, 1999. (7)
23.1(c)	Consent of KPMG LLP dated February 2, 2000. (8)
23.1(d)	Consent of KPMG LLP dated May 2, 2000. (9)
23.1(e)	Consent of KPMG LLP dated August 2, 2000. (10)
23.1(f)	Consent of KPMG LLP dated November 2, 2000. (11)
23.1(g)	Consent of KPMG LLP dated December 12, 2000.
23.2	Consent of Brown & Wood LLP dated February 10, 1999. (5)
23.3	Consent of Katten Muchin Zavis (included in Exhibit 8).
24	Power of Attorney (included on signature page to the Registration Statement).
(1)	Previously filed with the initial filing of this Registration Statement on September 28, 1998.
(2)	Previously filed with Amendment No. 1 to this Registration Statement on January 7, 1999.
(3)	Previously filed with Amendment No. 2 to this Registration Statement on January 28, 1999.
(4)	Previously filed with Amendment No. 3 to this Registration Statement on February 9, 1999.
(5)	Previously filed with Amendment No. 4 to this Registration Statement on February 10, 1999
(6)	Previously filed with Post-Effective Amendment No. 1 to this Registration Statement on August 2, 1999.
(7)	Previously filed with Post-Effective Amendment No. 2 to this Registration Statement on November 2, 1999.
(8)	Previously filed with Post-Effective Amendment No. 3 to this Registration Statement on February 2, 2000.
(9)	Previously filed with Post-Effective Amendment No. 4 to this Registration Statement on May 2, 2000.
(10)	Previously filed with Post-Effective Amendment No. 6 to this Registration Statement on August 2, 2000.
(11)	Previously filed with Post-Effective Amendment No. 7 to this Registration Statement on November 30, 2000.

  1201789